Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

NXG Cushing Midstream Energy Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees Previously paid	Equity	Common Shares of Beneficial Interest	Rule 457(o)	N/A	N/A	100,000,000(1)	0.0001102	$ 11,020.00
	Other	Subscription Rights to Purchase Common Shares of Beneficial Interest	Rule 457(o)				0.0001102

Total Offering Amounts						$ 100,000,000		$ 11,020.00
Total Fees Previously Paid								$ 11,020.00
Total Fee Offsets								N/A
Net Fee Due								$ 0.00

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, solely for purposes of determining the registration fee.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933 and paid in connection with the filing of this Registration Statement.